EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





We hereby consent to the incorporation of our report, dated April 25, 2001, included in this Form 10-KSB in the previously filed Registration Statements of American Inflatables, Inc. on Form S-8 (File No. 333-38720, effective June 7, 2000; File No. 333-40084, effective June 26, 2000; File No. 333-43782, effective
August 15, 2000.



/s/ Siegel, Smith & Garber

SIEGEL, SMITH & GARBER LLP
Solana Beach, California
April 27, 2001